 As filed with the Securities and Exchange Commission on September 20, 1999
                                            Registration No. 333-__________


                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549
                                   _____________

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              ACTIVE VOICE CORPORATION
                (Exact name of registrant as specified in its charter)


              Washington                               91-1235111
   (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                            2901 Third Avenue, Suite 500
                           Seattle, Washington 98121-9800
                                   (206) 441-4700
            (Address of Principal Executive Offices, Including Zip Code)

                             _________________________

                              Active Voice Corporation
                          1996 Employee Stock Purchase Plan
                              (Full Title of the Plan)

                             _________________________

                       Jose S. David, Chief Financial Officer
                            2901 Third Avenue, Suite 500
                           Seattle, Washington 98121-9800
                                   (206) 441-4700
             (Name, Address and Telephone Number of Agent for Service)
                            _________________________

                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------
Title of Securities     Amount to        Proposed Maximum       Amount of
to Be Registered     be Registered (1)  Aggregate Offering   Registration Fee
                                           Price (2)
-------------------------------------------------------------------------------
Common Stock          200,000 shares       $2,987,500             $830.53
-------------------------------------------------------------------------------

(1) Plus (i) an indeterminate number of shares of Common Stock that may become issuable under the Plan as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rules 457(c) and 457(h) based on an offering price of $14.9375 ($14-15/16) per share (the average of the high and low sales prices reported by the Nasdaq Stock Market on September 15, 1999) for the shares issuable under the Plan.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement relates to 200,000 shares of the Registrant's Common Stock, no par value, reserved for issuance under the Active Voice Corporation 1996 Employee Stock Purchase Plan, as amended (the "Plan"). On July 1, 1996, the Registrant filed an initial Form S-8 Registration Statement (Registration No. 333-07331) to register 150,000 shares of Common Stock reserved for issuance under the Plan. The contents of such Registration Statement are incorporated herein by reference except as set forth below.

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are incorporated in this Registration Statement by reference:

               1. The Registrant's Annual Report on Form 10-K for its fiscal year ended March 31, 1999, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

               2. All other reports filed by the Registrant with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since March 31, 1999; and

               3. The description of the Registrant's Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on November 4, 1993, under Section 12(g) of the Exchange Act.

     All documents filed by the Registrant with the Securities and Exchange Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, before the filing of a post-effective amendment that indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the respective dates of filing of such documents.

     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.  EXHIBITS

     EXHIBIT
     NUMBER      DESCRIPTION

     5           Opinion of Graham & James LLP/Riddell Williams P.S.

     23.1 Consent of Graham & James LLP/Riddell Williams P.S. (included in Exhibit 5)

     23.2        Consent of Ernst & Young LLP, Independent Auditors

     24          Powers of Attorney (included on signature page)

                                       SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 20, 1999.

                                        ACTIVE VOICE CORPORATION

                                   By   /s/ Frank J. Costa
                                        -----------------------------------
                                        Frank J. Costa, President and Chief
                                        Executive Officer

                                 POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Frank J. Costa and Jose S. David, and each of them severally, such person's true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, any and all amendments and post-effective amendments to this Registration Statement, any and all supplements hereto, and any and all other instruments necessary or incidental in connection herewith, and to file the same with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

           SIGNATURE                  TITLE                         DATE

/s/ Frank J. Costa        President and Chief Executive     September 20, 1999
------------------------  Officer (Principal Executive
Frank J. Costa            Officer)

/s/ Jose S. David         Chief Financial Officer           September 20, 1999
------------------------  (Principal Financial and
Jose S. David              Accounting Officer)

/s/ Robert L. Richmond    Chairman of the Board             September 20, 1999
------------------------
Robert L. Richmond

/s/ Tom A. Alberg         Director                          September 20, 1999
------------------------
Tom A. Alberg

                          Director                          September __, 1999
------------------------
Douglas P. Beighle

/s/ Robert C. Greco       Director                          September 20, 1999
------------------------
Robert C. Greco

/s/ Harold H. Kawaguchi   Director                          September 20, 1999
------------------------
Harold H. Kawaguchi

                                    EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION

5           Opinion of Graham & James LLP/Riddell Williams P.S.

23.2        Consent of Ernst & Young LLP, Independent Auditors